                                                                    EXHIBIT 23.1

[GBQ PARTNERS LOGO]                                             GBQ PARTNERS LLC
                                                                 P.O. Box 182108
                                                         Columbus, OH 43218-2108

                                               500 South Front Street, Suite 700
                                                            Columbus, Ohio 43215

                                                                    614.221.1120
                                                                Fax 614.227.6999
                                                                     www.gbq.com

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We consent to the incorporation by reference in this Registration Statement on Form SB-2 and in the related prospectuses of our report dated May 6, 2003 on our audit of the consolidated financial statements of Kahiki Foods, Inc. contained in its Registration Statement on Form SB-2, as filed with the Securities and Exchange Commission.

                                           GBQ PARTNERS LLC

Columbus, Ohio
October 1, 2004

                                                                      50 YEARS
                                                                   OF EXCELLENCE
                                                                     * * * * *

AN INDEPENDENT MEMBER OF THE BDO SEIDMAN ALLIANCE.